EXHIBIT 1.3

		ARTICLES OF AMENDMENT STATUTS DE MODIFICATION

Form 3 Business Corporations Act 1982	1.	The present name of the corporation is:	Dénomination sociale actuelie de la societes:
		BONANZA RED LAKE EXPLORATIONS INC.

Formule 3 Loi sur les societes par actions	2.	The name of the corporation is changed to (if applicable):	Nouvelle dénomination sociale de la societes ( s’il y a lieu):
		EUGENIC CORP.

	3.	Date of incorporation/amalgamation:	Date de la constitution ou de la fusion:
		1978 September 22
		(Year, Month, Day) (année, mois, jour)

	4.	The articles of the corporation are amended as follows:	Les statuts de la societes sont modifies de la façon suivante:

		The Articles of the Corporation are amended to:

(a)   consolidate the issued and outstanding Common Shares of the Corporation on the basis of one (1) Common Share for every three (3) issued and outstanding Common Shares in the capital of the Corporation; and
(b)   change the name of the Corporation from Bonanza Red Lake Explorations Inc. to EUGENIC CORP.

5.	The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the Business Corporations Act.	La modification a été dűment autorisée conformément a l’article 167 et, s’ll y a lieu, a l’article 169 de la Loi sur les companies.

6.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on	Les actionnaires ou les administrateurs (selon le cas) de la societes ont approuvé la resolution autorisant la modification le

2000 May 10
(Year, Month, Day) (année, mois, jour)

	These articles are signed in duplicate.	Les presents statuts sont signés en double exemplaire.

BONANZA RED LAKE EXPLORATIONS INC.
(Name of Corporation)
(Denomination sociale de la societes)

John V. Tokarsky
	By/Par	/s/ John V.Tokarsky Secretary-Treasurer
(Signature) (Description of Office) (Signature) (Fonction)